UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 19, 2024

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan		000-20202	38-1999511
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

25505 West Twelve Mile Road
Southfield,	Michigan		48034-8339
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:   (248) 353-2700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CACC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 19, 2024, Credit Acceptance Corporation (the “Company”, “Credit Acceptance”, “we”, “our”, or “us”) and Credit Acceptance Funding LLC 2019-2 entered into the Amendment No. 3 to Loan and Security Agreement (the “Amendment”) with Wells Fargo Bank, National Association, extending the $500.0 million asset-backed non-recourse secured financing that we entered into on August 28, 2019 and to which we refer as Term ABS 2019-2. Under the Amendment, the date on which Term ABS 2019-2 will cease to revolve has been extended from August 15, 2025 to September 15, 2026. The Amendment also increased the interest rate applicable to Term ABS 2019-2 from 5.15% to 5.43%. There were no other material changes to the terms of Term ABS 2019-2 in connection with the Amendment.

The above description of the Amendment does not purport to be complete and is qualified in its entirety by the Amendment, a copy of which is attached as Exhibit 4.156 to this Form 8-K and incorporated herein by reference.

On September 19, 2024, Credit Acceptance and CAC Warehouse Funding LLC II entered into the Amendment No. 3 to the Seventh Amended and Restated Loan and Security Agreement (“Amendment No. 3”) with Wells Fargo Bank, National Association and Computershare Trust Company, N.A., amending the Seventh Amended and Restated Loan and Security Agreement dated as of April 30, 2021, as previously amended (the “Loan and Security Agreement”). Amendment No. 3 extended the scheduled amortization date of the facility under the Loan and Security Agreement (“Warehouse Facility II”) from April 30, 2026 to September 20, 2027 and increased the amount of Warehouse Facility II from $400.0 million to $500.0 million. In addition, the interest rate on borrowings under Warehouse Facility II has decreased from the Secured Overnight Financing Rate (“SOFR”) plus 230 basis points to SOFR plus 185 basis points. There were no other material changes to the terms of Warehouse Facility II in connection with Amendment No. 3.

As of September 19, 2024, we had $201.0 million outstanding under Warehouse Facility II.

The above description of Amendment No. 3 does not purport to be complete and is qualified in its entirety by Amendment No. 3, a copy of which is attached as Exhibit 4.157 to this Form 8-K and incorporated herein by reference.

Wells Fargo Bank, National Association and/or its affiliates have from time to time performed and may in the future perform various financial advisory, commercial banking, investment banking, and other services for us and our affiliates in the ordinary course of business, for which they have received or will receive customary compensation. Wells Fargo Bank, National Association and/or its affiliates have served and may in the future serve as lenders, agents, or initial purchasers, or in other capacities under certain of our revolving secured warehouse facilities other than Warehouse Facility II (in addition to Warehouse Facility II) and are parties to certain of our asset-backed financing transactions other than Term ABS 2019‑2 (in addition to Term ABS 2019-2). Computershare Trust Company, N.A. and/or its affiliates act as collateral agent, backup servicer, or indenture trustee, or in other trustee capacities under certain of our revolving secured warehouse facilities (in addition to Warehouse Facility II) and asset‑backed financing transactions, and Computershare Trust Company, N.A. is the transfer agent for the Company’s common stock.

Item 8.01 Other Events.

On September 19, 2024, we issued a press release regarding the Amendment and Amendment No. 3. The press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.156	Amendment No. 3 to Loan and Security Agreement, dated as of September 19, 2024, among the Company, Credit Acceptance Funding LLC 2019-2, and Wells Fargo Bank, National Association.
4.157
Amendment No. 3 to the Seventh Amended and Restated Loan and Security Agreement, dated as of September 19, 2024, among CAC Warehouse Funding LLC II, the Company, Wells Fargo Bank, National Association, and Computershare Trust Company, N.A.

99.1	Press release dated September 19, 2024.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: September 24, 2024	By:	/s/ Douglas W. Busk
Douglas W. Busk
Chief Treasury Officer